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                              EXHIBIT 11

                         CLECO CORPORATION
            COMPUTATION OF NET INCOME PER COMMON SHARE

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
                                                                        FOR THE YEARS ENDED DECEMBER 31,
                                                               (In thousands, except share and per share amounts)
                                                               --------------------------------------------------
                                                                  1998               1997                1996
                                                                  ----               ----                ----
BASIC
Net income applicable to common stock                                 $51,664            $50,402            $50,061
                                                            -----------------  -----------------  -----------------
                                                            -----------------  -----------------  -----------------
Weighted average number of shares of common
    stock outstanding during the year                              22,480,163         22,459,770         22,442,683
                                                            -----------------  -----------------  -----------------
                                                            -----------------  -----------------  -----------------
Basic net income per common share                                       $2.30              $2.24              $2.23
                                                            -----------------  -----------------  -----------------
                                                            -----------------  -----------------  -----------------
DILUTED
Net income applicable to common stock                                 $51,664            $50,402            $50.061
Adjustments to net income related to Employee Stock
    Ownership Plan (ESOP) under the "if-converted" method:
    Add loss of deduction from net income for actual
        dividends paid on convertible preferred stock,
        net of tax                                                      1,435              1,456              1,462
Deduct additional cash contribution required which is
    equal to dividends on preferred stock less dividends
    paid at the common dividend rate, net of tax                         (70)              (107)              (140)
Add tax benefit associated with dividends paid on
    allocated common shares                                               342                297                227
                                                            -----------------  -----------------  -----------------
Adjusted income applicable to common stock                            $53,371            $52,048            $51,610
                                                            -----------------  -----------------  -----------------
                                                            -----------------  -----------------  -----------------
Weighted average number of shares of common
    stock understanding during the year                            22,480,163         22,459,770         22,442,683
Number of equivalent common shares attributable
    to ESOP                                                         1,380,614          1,397,532          1,405,205
Common stock under stock option grants                                  6,681              6,729             10,079
                                                            -----------------  -----------------  -----------------
    Average shares                                                 23,867,458         23,864,031         23,857,967
                                                            -----------------  -----------------  -----------------
                                                            -----------------  -----------------  -----------------
Diluted net income per common share                                     $2.24              $2.18              $2.16
                                                            -----------------  -----------------  -----------------
                                                            -----------------  -----------------  -----------------
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